SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 1995


                        HUTTON/CONAM REALTY INVESTORS 3
             (Exact name of registrant as specified in its charter)



      California                          0-11769                13-3176625
(State or other jurisdiction            (Commission            (IRS Employer
   of incorporation)                    File Number)        Identification No.)


3 World Financial Center, 29th Floor New York, NY
             ATTN: Andre Anderson                                  10285
   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (212) 526-3237


Item 2. Disposition of Assets:

On July 20, 1995, Hutton/Conam Realty Investors 3 (the "Partnership") closed on the sale of Country Place Village II (the "Property"). The Property sold for $3,890,000 to an institutional buyer (the "Buyer"), which is unaffiliated with the Partnership. The selling price was determined by arm's length negotiations between the Partnership and the Buyer. The transaction resulted in a loss on sale for the Property of approximately $88,000 which will be reflected in the Partnership's statement of operations for the period ending August 31, 1995. The General Partners intend to distribute most if not all of the net sale proceeds in the third fiscal quarter of 1995.


Item 7. Financial Statements and Exhibits:

		(a)	Financial statement of businesses acquired.

			Not applicable

		(b)	Pro forma financial information.

The Partnership is currently unable to provide complete proforma financial information required as a result of the above transaction. This financial information will be included in an amendment to this Form 8-K which will be filed as soon as practicable, but no later than 60 days after the due date hereof.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


			HUTTON/CONAM REALTY INVESTORS 3
			Registrant

		By:	RI 3-4 Real Estate Services, Inc.
			General Partner


                        By: /s/ Paul L. Abbott       Date: August 4,1995
                           --------------------
			Name:   Paul L. Abbott
			Title:  Director, President, Chief Executive Officer
                                and Chief Financial Officer